UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: March 1, 2021

                           FORTITUDE GOLD CORPORATION
                (Name of registrant as specified in its charter)

                Colorado        333-249533           85-2602691
                State of      Commission File       IRS Employer
              Incorporation       Number          Identification No.

                            2886 Carriage Manor Point
                           Colorado Springs, CO 80906
                     Address of principal executive offices

                                  719-717-9825
                      Telephone number, including area code

           Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

     Emerging Growth Company [x]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. [x]

Securities registered pursuant to Section 12(b) of the Act:

--------------------------------------------------------------------------------
       Title of each          Trading          Name of each exchange on which
           class             Symbol(s)                   registered
--------------------------------------------------------------------------------
         None                  N/A                          N/A
--------------------------------------------------------------------------------

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers

     On March 1, 2021 the Company appointed the following persons as officers of the Company:

                  Name                          Position
                 ------                         --------
               Greg Patterson                   Vice President of Corporate
                                                Development and Investor
                                                Relations

               Barry Devlin                     Vice President of Exploration

               John Labate                      Chief Financial Officer

     Greg Patterson, age 51, was the Vice President of Corporate Development for Gold Resource Corporation ("GORO") between October 2013 and February 2021. In this capacity, he managed investor relations for GORO and participated in overall corporate strategy. Prior to joining GORO, Mr. Patterson spent fifteen years in marketing and territory sales management for two manufacturers of precision laboratory instruments. Mr. Patterson holds a Bachelor's degree in Environmental Biology (1991) from the University of Colorado and is the brother-in-law of Jason Reid, a Director of the Company and the Comapny's Chief Executive Officer.

     Barry Devlin, age 62, was the Vice President of Exploration for GORO between November 2012 and February 2021. From May 2007 through December 2012, he was Vice President, Exploration with Endeavor Silver Corp. (NYSE: EXK, TSX:
EDR), a silver mining company with operations in Mexico. Mr. Devlin has more than 30 years of professional experience in managerial phases of exploration and mine geology. He has participated in the discovery, acquisition and development of numerous mineral deposits in North and South America. Prior to his tenure at Endeavor Silver Corp., he served in various capacities with Hecla Mining Company (NYSE: HL) from May 1990 to April 2007, including as its Generative Exploration Manager, Exploration Manager--Guyana Shield, and Senior Geologist. Prior to joining Hecla Mining Company, Mr. Devlin worked as a project geologist for various U.S. and Canadian entities. Mr. Devlin is a member of the Association of Professional Engineers and Geoscientists of British Columbia, Fellow of the Geological Association of Canada, and member of the Society of Economic Geologists. He received his Bachelor of Science Degree in Geology (with honors) in 1981 and Masters of Science Degree in Geology in 1987, both from the University of British Columbia, Vancouver, British Columbia.

     John Labate, age 71, was the Chief Financial Officer for GORO between May 2015 and August 2020. Between August 2020 and March 1, 2021 Mr. Labate was retired. Prior to May 2015, he served as a consultant in accounting and finance matters in the mining industry (between 2012 and 2014) and to GORO between January 2014 and September 2015. From August 2008 to February 2012, he served as Senior Vice President and Chief Financial Officer of Golden Star Resources Ltd., a gold mining company with securities listed on the NYSE American and TSX. Between March 2004 and August 2008 Mr. Labate was Vice President and Chief Financial Officer for Constellation Copper Corporation, a copper mining company with securities formerly traded on the TSX. Mr. Labate currently serves as a director for Solitario Zinc Corp. (NYSE American: XPL / TSX: SLR). Mr. Labate has over 30 years' experience in the mining industry and held senior financial management positions in mining and technology companies, including chief financial officer positions at Crown Resources Corporation and Applied Optical Technologies. Mr. Labate received a bachelor's degree in Accounting from San Diego State University.

Employment Agreements

     On March 1, 2021 the Company entered into employment agreements with the persons shown below. Each employment agreement is for a one year period and expires on March 1, 2022.

                  Name                          Annual Salary
                 ------                         -------------
               Jason Reid                        $500,000
               Greg Patterson                    $220,000
               Barry Devlin                      $346,500
               John Labate                       $260,000

     The foregoing descriptions of the Employment Agreements are qualified in their entirety by reference to the full text of the Employment Agreements attached as exhibits to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit      Description

10.5         Employment Agreement with Jason Reid.

10.6         Employment Agreement with Greg Patterson.

10.7         Employment Agreement with Barry Devlin.

10.8         Employment Agreement with John Labate.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 4, 2021                    FORTITUDE GOLD CORPORATION


                                    By: /s/ Jason D. Reid
                                        --------------------------------------
                                        Jason D. Reid, Chief Executive Officer